UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 29, 2010

China Electric Motor, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34613	26-1357787
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

Sunna Motor Industry Park, Jian’an, Fuyong Hi-Tech Park, Baoan District, Shenzhen, Guangdong, China

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code                             86-755-81499969

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officers

On May 31, 2010, the Board of Directors of China Electric Motor, Inc. (the “Company”) appointed Xinming Xiao as the Company’s Chief Operating Officer and Shengping Wang as the Company’s Chief Technology Officer, effective June 1, 2010.

Xinming  (“Michael”) Xiao, age 46, has over 10 years of production and technology management experience. Prior to joining the Company, Mr. Xiao served as the Deputy Managing Director of Huizhou Besthope Micromotion Technology Industry Co., Ltd., a manufacturer of professional drive mechanisms and micro-motors, from October 2009 to May 2010.  From June 2006 to September 2009, Mr. Xiao served as the General Manager of Shanghai AWA Seimtsu Electric Co., Ltd., a designer and manufacturer of telephone vibration motors.  Mr. Xiao served as the Vice General Manager of Shenzhen MicroTech Motor Co., Ltd., a company engaged in micro-motor and motor parts trading, from June 2004 to May 2006.  Mr. Xiao received a bachelor’s degree in Machinery Manufacturing Technology and Equipment Automation in June 1982 from Central South University and a master’s degree in Mechanical Engineering in June 1990 from Wuhan University of Technology.

Shenping Wang, age 44, has more than 10 years of solid micro-motor industry experience, and is proficient in micro-motor design and production.  Mr. Wang served as the General Manager of Shenzhen Chengzheng Technology Co., Ltd., a producer and operator of winding and spot-welding machines and the sale and development of micro-motors and associated devices, from March 2003 to May 2010.  From March 1996 to February 2002, Mr. Wang served as the manager of the research and design and manufacturing center and as the lead founder of the Guangzhou factor of Standard Motor Co., Ltd., a manufacturer of DC brush motors.  From February 1992 to March 1996, Mr. Wang served as a motor production engineer of MABUCHI Motor, a micro-motor manufacturer.  From August 1988 to February 2002, Mr. Wang served as a production engineer of an oil pump and glib factory.  Mr. Wang received a bachelor’s degree in Machine Manufacture and Equipment in July 1988 from the Engineering Institute of Shenyang.

On May 29, 2010, the Company entered into an employment agreement with each of Mr. Xiao and Mr. Wang regarding their employment with the Company as its new Chief Operating Officer and Chief Technology Officer, respectively (the “Agreements”).  The Agreements are effective as of June 1, 2010.  Pursuant to the Agreements, each of Mr. Xiao and Mr. Wang will be entitled to a base salary at a monthly rate of RMB 20,000, as well as reimbursement for the cost of standard corporate-style healthcare insurance coverage and for reasonable travel, hotel, entertainment, and other business related expenses. Each of Mr. Xiao and Mr. Wang are entitled to accrue seven (7) days of paid leave each year.

The Company agreed that within five (5) business days after the approval of an equity incentive plan by the Company’s stockholders (the “Plan”), it will grant to each of Mr. Xiao and Mr. Wang, in accordance with the terms and conditions of the Plan, 50,000 shares of restricted common stock of the Company (the “Grants”).  Additional terms and conditions of the Grants shall be determined by the Company’s Board of Directors in accordance with the Plan at the time of the Grant and set forth in a stock grant agreement between the officer and the Company.

The initial term of the Agreements is thirty-six (36) months, with automatic one-year extensions, unless either party provides ninety (90) days written notice of termination prior to the expiration of then current term.  Mr. Wang and Mr. Xiao may terminate his Agreement for any reason upon thirty (30) days written notice to the Company.  The Company may terminate the Agreements immediately for Cause (as defined in the Agreement) and upon thirty (30) days written notice without Cause.  In the event Mr. Xiao’s or Mr. Wang’s employment with the Company is terminated, the Company will pay Mr. Xiao or Mr. Wang, as applicable, on the date of termination only the amount of his salary that is earned but unpaid as of the date of termination, in addition to any accrued but unused paid leave and any unreimbursed business expenses incurred as of the date of termination.  In the event of Mr. Xiao’s or Mr. Wang’s termination of his Agreement for Good Reason (as defined in the Agreement), the Company will also pay to such officer a severance payment in an amount equal to three (3) months of such officer’s annual salary at the time of termination.  In the event of Mr. Xiao’s or Mr. Wang’s termination by the Company without Cause, such officer will also receive a severance payment in an amount equal to such officer’s salary at the time of termination for the remainder of the then-current term of the Agreement.

There are no arrangements or understandings between Mr. Xiao and any other persons pursuant to which Mr. Xiao was selected as Chief Operating Officer.  There are no arrangements or understandings between Mr. Wang and any other persons pursuant to which Mr. Wang was selected as Chief Technology Officer.  Neither Mr. Xiao nor Mr. Wang has been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.  There are no family relationships between Mr. Xiao or Mr. Wang and any director or executive officer of the Company.

Resignation of Executive Officer

Effective June 1, 2010, Xiaobo Zhang resigned as the Company’s Chief Administrative Officer.  Mr. Zhang’s resignation was for personal reasons and not due to any disagreement with the Company.

Item 7.01 Regulation FD Disclosure.

On June 2, 2010, the Company issued a press release announcing the appointment of Mr. Xiao and Mr. Wang as the Company’s Chief Operating Officer and Chief Technology Officer, respectively.

A copy of the June 2, 2010 press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Xinming Xiao effective as of June 1, 2010.
10.2	Employment Agreement with Shengping Wang effective as of June 1, 2010.
99.1	Press release dated June 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ELECTRIC MOTOR, INC.

Date: June 2, 2010

	By:	/s/ Yue Wang
	Name:	Yue Wang
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement with Xinming Xiao effective as of June 1, 2010.
10.2	Employment Agreement with Shengping Wang effective as of June 1, 2010.
99.1	Press release dated June 2, 2010.